UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/25/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2008, LookSmart, Ltd. (the "Company") announced that Edward (Ted) West, interim President and Chief Executive Officer of LookSmart since August 2007, has been appointed President and Chief Executive Officer of the Company effective January 24, 2008. Mr. West will continue to serve as Chair of the Company's Board of Directors. LookSmart also announced that the employment of William J. Bush, the Company's Chief Financial Officer has ended effective January 24, 2008. R. Brian Gibson, LookSmart's Principal Accounting Officer, has been appointed the acting Chief Financial Officer of the Company until a Chief Financial Officer is named. Mr. Gibson joined LookSmart in August 2006 as its Vice President, Finance and Controller, and was promoted to Principal Accounting Officer in July 2007. Prior to joining LookSmart, Mr. Gibson served as Vice President of Finance for Sensage, Inc. a Security Information Management solutions provider. In this capacity, Mr. Gibson was responsible for all finance and accounting functions, information technology, operations, human resources and legal. Prior to Sensage, Mr. Gibson held a senior operational role at Homestore, Inc. (Nasdaq: HOMS), a supplier of on-line media and technology solutions to the home and real estate industries and held senior financial and operational roles at Internet Pictures Corp. (Nasdaq: IPIX), a imaging software and services provider.   Mr. Gibson is a licensed Chartered Accountant in Ontario, Canada.

Item 9.01.    Financial Statements and Exhibits

Press Release dated January 28, 2008 entitled LookSmart Secures Chief Executive Officer; Chief Financial Officer Departs;
Acting Chief Financial Officer Appointed

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: January 25, 2008	By:	/s/ Edward West
Edward West
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-99.1	LookSmart Secures Chief Executive Officer; Chief Financial Officer Departs; Acting Chief Financial Officer Appointed